UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2022 (October 25, 2022)

Mobileye Global Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mobileye B.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 9777513, Israel

+972-2-541-7333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.01 par value	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On October 28, 2022, concurrently with the closing of the IPO (as defined below), Mobileye Global Inc., a Delaware corporation (the “Company”), closed the sale of 4,761,905 shares of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), to General Atlantic (ME), L.P., a Delaware limited partnership, at the IPO Per Share Price (as defined below), pursuant to a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Concurrent Private Placement”). The gross proceeds to the Company from the Concurrent Private Placement were $100 million.

Item 3.03. Material Modification to Rights of Security Holders

The description in Item 5.03 below of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Mobileye Global Inc. is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On October 25, 2022, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). A description of the Amended and Restated Certificate of Incorporation is set forth in the section of the Company’s prospectus, dated October 25, 2022 (the “Prospectus”), entitled “Description of Capital Stock.” The Amended and Restated Certificate of Incorporation is the same as previously described in the Company’s Registration Statement on Form S-1 (File No. 333- 267685) (the “Registration Statement”) and is in such form as was previously filed as an exhibit to the Registration Statement. The description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation filed herewith as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated Bylaws

On October 25, 2022, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”). A description of the Amended and Restated Bylaws is set forth in the section of the Prospectus entitled “Description of Capital Stock.” The Amended and Restated Bylaws are the same as those previously described in the Registration Statement and are in such form as was previously filed as an exhibit to the Registration Statement. The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 8.01. Other Events.

On October 28, 2022, the Company closed its initial public offering (the “IPO”) of 41,000,000 shares of Class A Common Stock at an initial public offering price of $21.00 per share (the “IPO Price”), pursuant to the Registration Statement and the Company's Registration Statement on Form S-1 MEF (File No. 268009). The Company granted the underwriters in the IPO an option for thirty days from the date of the Prospectus to purchase up to 6,150,000 additional shares of Class A Common Stock at the IPO Price Per Share (the “Option”). The net proceeds from the offering to the Company, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $0.8 billion, excluding any exercise of the Option. A significant portion of the net proceeds from this offering will be used for repayment on a note owed by the Company to the Company’s parent company, Intel Corporation, and the Company intends to use the remaining net proceeds for working capital and general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Mobileye Global Inc.
3.2	Amended and Restated Bylaws of Mobileye Global Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEYE GLOBAL INC.

By:	/s/ Anat Heller
Name: Anat Heller
Title: Chief Financial Officer

Date: October 28, 2022